EXHIBIT 99.2

F-1

Independent Auditor’s Report

Board of Directors

SNI Holdco Inc.

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of SNI Holdco Inc. and its subsidiary which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended and the related notes to the consolidated financial statements (collectively, financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SNI Holdco Inc. and its subsidiary as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ RSM US LLP

Des Moines, Iowa

March 29, 2017

F-2

SNI Holdco Inc.

Consolidated Balance Sheets
December 31, 2016 and 2015

	2016	2015
Assets

Current assets:
Cash	$789,937	$267,360
Accounts receivable, net of allowance for doubtful accounts of
$267,004 and $254,510 in 2016 and 2015, respectively	13,686,381	13,704,922
Income taxes receivable	938,642	-
Prepaid expenses	665,663	571,152
Deferred income taxes (Note 5)	-	1,500,000
Total current assets	16,080,623	16,043,434

Equipment, net (Note 1)	588,876	951,187

Other assets:
Goodwill	22,344,325	22,344,325
Intangible assets, net (Note 2)	258,877	685,466
Other	1,398,312	1,792,694
	24,001,514	24,822,485

Total assets	$40,671,013	$41,817,106

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$114,578	$404,395
Accrued expenses	4,166,184	4,696,090
Current portion of long-term debt (Note 3)	4,584,163	3,570,415
Total current liabilities	8,864,925	8,670,900

Deferred income taxes (Note 5)	2,990,000	2,680,000

Long-term debt (Note 3)	18,245,875	24,796,472

Stockholders’ equity (Note 6):
Common stock, $0.001 par value, 10,000 shares authorized,
3,118.46 shares issued and outstanding in 2016 and 2015	3	3
Additional paid-in capital	3,150,674	3,150,674
Treasury shares, 214.87 shares in 2016 and 2015	(856,312)	(856,312)
Retained earnings	8,275,848	3,375,369
Total stockholders’ equity	10,570,213	5,669,734

Total liabilities and stockholders’ equity	$40,671,013	$41,817,106

See notes to consolidated financial statements.

F-3

SNI Holdco Inc.

Consolidated Statements of Income
Years Ended December 31, 2016 and 2015

	2016	2015
Net revenue:
Contract staffing revenue	$94,701,109	$99,327,574
Permanent placement revenue	18,758,771	17,822,016
	113,459,880	117,149,590

Direct cost of contract staffing revenue	63,385,561	67,300,172
Gross margin	50,074,319	49,849,418

Operating expenses:
Salaries and compensation	31,337,310	30,234,908
Advertising	1,384,512	1,480,599
General and administrative	7,900,168	8,722,538
Restructuring costs	155,890	342,791
Gain contingency settlement (Note 9)	(2,152,097)	-
Depreciation	492,739	594,184
Amortization of intangible assets	426,589	426,589
Total operating expenses	39,545,111	41,801,609

Operating income	10,529,208	8,047,809

Other (income) expenses:
Interest expense	2,432,223	3,479,359
Amortization of deferred financing costs	438,575	434,860
Total other expenses	2,870,798	3,914,219

Income before income taxes	7,658,410	4,133,590

Income tax expense (Note 5)	2,757,931	1,519,961

Net income	$4,900,479	$2,613,629

See notes to consolidated financial statements.

F-4

SNI Holdco Inc.

Consolidated Statements of Stockholders’ Equity
Years Ended December 31, 2016 and 2015

	Common	Additional Paid-In	Treasury	Retained	Total Stockholders’
	Stock	Capital	Shares	Earnings	Equity

Balance, December 31, 2014	$3	$3,150,674	$(897,652)	$761,740	$3,014,765
Purchase of treasury shares	-	-	(43,500)	-	(43,500)
Issuance of treasury shares	-	-	84,840	-	84,840
Net income	-	-	-	2,613,629	2,613,629
Balance, December 31, 2015	3	3,150,674	(856,312)	3,375,369	5,669,734
Net income	-	-	-	4,900,479	4,900,479

Balance, December 31, 2016	$3	$3,150,674	$(856,312)	$8,275,848	$10,570,213

See notes to consolidated financial statements.

F-5

SNI Holdco Inc.

Consolidated Statements of Cash Flows
Years Ended December 31, 2016 and 2015

	2016	2015
Cash flows from operating activities:
Net income	$4,900,479	$2,613,629
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,357,903	1,455,633
Deferred income tax expense	1,810,000	1,910,000
Changes in operating assets and liabilities:
Accounts receivable	18,541	606,431
Income taxes receivable	(938,642)	-
Prepaid expenses	(94,511)	(88,224)
Other assets	(44,193)	39,613
Accrued litigation settlement	-	(6,867,191)
Accounts payable and accrued expenses	(819,723)	333,276
Net cash provided by operating activities	6,189,854	3,167

Cash flows from investing activities:
Purchases of equipment	(130,428)	(209,030)

Cash flows from financing activities:
Proceeds from term loan	-	7,314,000
Payments on term loan	(6,286,849)	(4,346,852)
Proceeds from revolving loan	4,150,000	5,472,565
Payments on revolving loan	(3,400,000)	(7,972,565)
Payment of deferred financing costs	-	(174,565)
Purchase of treasury shares	-	(9,075)
Net cash provided by (used in) financing activities	(5,536,849)	283,508

Net increase in cash	522,577	77,645

Cash:
Beginning of year	267,360	189,715

End of year	$789,937	$267,360

Supplemental disclosure:
Cash paid for interest	$2,427,854	$3,460,102

Cash paid for taxes	$1,604,573	$2,141

Supplemental schedule of noncash financing activities:
Noncash treasury stock activity, net	$-	$50,415

See notes to consolidated financial statements.

F-6

SNI Holdco Inc.

Notes to Consolidated Financial Statements

Note 1. Significant Accounting Policies

Description of business: SNI Holdco Inc. through its wholly owned subsidiary SNI Companies (collectively, the Company), provides contract staffing and permanent personnel placement services in the fields of office administration, accounting, information technology, legal, sales, marketing and human resources. The Company operates 35 personnel placement offices located in Colorado, Connecticut, District of Columbia, Florida, Georgia, Illinois, Louisiana, Maryland, Massachusetts, Minnesota, New Jersey, Pennsylvania, Texas and Virginia.

Principles of consolidation: The consolidated financial statements include the accounts of SNI Holdco Inc. and its wholly owned subsidiary, SNI Companies. Significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Accounts receivable: Concentrations of credit risk with respect to trade receivables are limited due to the number of customers and their geographic dispersion. The Company performs initial and periodic credit evaluations of its customers and does not require collateral. Receivables are carried at original invoice amount less an estimate made for doubtful accounts. Management determines the allowance for doubtful accounts by evaluating individual customer accounts and using historical experience. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received.

Equipment: Equipment is stated at cost. Depreciation is computed by the straight line method over the estimated useful lives of the assets, primarily 4 to 7 years. As of December 31, 2016 and 2015, accumulated depreciation was $4,672,109 and $4,189,084, respectively.

Goodwill: Goodwill represents the excess of purchase price over the fair value of underlying net assets of businesses acquired. Under accounting requirements, goodwill is not amortized but is subject to annual impairment tests. The Company has performed the required impairment tests, which have resulted in no impairment adjustments.

Intangible assets: Intangible assets are amortized on a straight-line basis over their estimated useful lives or the terms of the related agreements, including 8 years for trademarks, 3 years for customer relationships, 7 years for noncompete agreements, and 3 years for candidate database.

Revenue recognition: Contract staffing revenue is recognized when the services are rendered by the Company’s contract employees. Permanent placement revenue is recognized when employment candidates accept offers of permanent employment. The Company has an ability and history of estimating candidates who do not begin employment or remain with clients (fall-offs) through the limited guarantee period (generally 30-60 days). Allowances are established as necessary for known or estimated fall-offs.

F-7

SNI Holdco Inc.

Notes to Consolidated Financial Statements

Note 1. Significant Accounting Policies (Continued)

Income taxes: Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and net operating loss carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Advertising: The Company expenses advertising costs as incurred.

Subsequent events: Management has evaluated potential subsequent events through March 29, 2017, which is the date the financial statements were available to be issued.

Recent accounting pronouncements: In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), covering revenue recognition. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 by one year, making it effective beginning in fiscal year 2019 for the Company. The Company has not yet determined the effect, if any, that the new accounting standard may have on the financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the existing U.S. GAAP leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard will be effective beginning in fiscal year 2020 for the Company. The Company has not yet determined the effect that the new accounting standard may have on the financial statements.

Note 2.Intangible Assets

Intangible assets consist of the following at December 31, 2016 and 2015:

	2016	2015

Noncompete agreements	$1,174,000	$1,174,000
Customer relationships	1,758,000	1,758,000
Trademarks	2,071,000	2,071,000
Candidate database	843,000	843,000
	5,846,000	5,846,000
Less accumulated amortization	(5,587,123)	(5,160,534)
	$258,877	$685,466

Approximate future expected amortization expense for intangible assets during the year ending December 31, 2017, is $259,000.

F-8

SNI Holdco Inc.

Notes to Consolidated Financial Statements

Note 3. Long-Term Debt

Long-term debt consists of the following as of December 31, 2016 and 2015:

	2016	2015
Revolving loan due December 31, 2018, interest-only payments due monthly at LIBOR plus an applicable margin with a 1.00% LIBOR
floor (9% as of December 31, 2016).	$1,250,000	$500,000
Term loan, payable in increasing quarterly installments with balance due at maturity on December 31, 2018, with interest at LIBOR plus an applicable margin with a 1.00% LIBOR floor (9% as of
December 31, 2016).	21,426,913	27,407,512
Note payable, due in semi-annual installments of $153,125, plus
interest at 10%.	153,125	459,375
	22,830,038	28,366,887
Less current portion	4,584,163	3,570,415
	$18,245,875	$24,796,472

The revolving and term loans are issued under a credit agreement and are collateralized by all assets of the Company and a pledge of the Company’s common stock. The revolving loan has availability up to the lesser of $5 million or a defined borrowing base amount based on eligible accounts receivable. Unused availability as of December 31, 2016, was approximately $3.75 million. An annual commitment fee of 0.5 percent is required on the unused portion of the revolving loan. Quarterly installments on the term loan are approximately $933,000 at December 31, 2016, increasing to $1,166,000 in June 2017. In addition to scheduled amortization, additional loan principal payments are required each year based on the Company’s defined annual excess cash flow. Certain mandatory prepayments are also required if a defined asset sale or equity offering are consummated. Specified optional prepayments can be made without prepayment penalties.

The credit agreement contains various restrictive covenants, including certain restrictions on payments of dividends, restrictions on incurring additional indebtedness, restrictions on rental payments under operating leases and requirements to maintain certain financial covenants.

Aggregate future maturities of long-term debt as of December 31, 2016, are as follows:

Years ending December 31:
2017	$4,584,163
2018	18,245,875
$22,830,038

F-9

SNI Holdco Inc.

Notes to Consolidated Financial Statements

Note 4. Commitments and Contingencies

The Company conducts its operations from office space rented under operating leases. Total rent expense was approximately $2,583,000 and $2,810,000 for the years ended December 31, 2016 and 2015, respectively. Minimum future rental commitments under operating leases as of December 31, 2016, are as follows:

Years ending December 31:
2017	$2,370,000
2018	1,540,000
2019	1,094,000
2020	390,000
2021	37,000
$5,431,000

The Company is periodically involved in various legal proceedings in the ordinary course of business. In management’s opinion, the ultimate disposition of any such matters pending as of December 31, 2016, is not expected to have a material effect on the financial statements.

Note 5. Income Taxes

Components of the net deferred tax (liabilities) as of December 31, 2016 and 2015, are as follows:

	2016	2015

Deferred income tax assets	$1,480,000	$2,730,000
Deferred income tax liabilities	(4,470,000)	(3,910,000)
	$(2,990,000)	$(1,180,000)

The Company’s temporary differences result primarily from depreciation, amortization of goodwill and intangible assets, prepaid expenses, and certain reserves and accruals.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. This ASU simplifies the presentation of deferred income taxes by eliminating the requirement for entities to separate deferred tax liabilities and assets into current and noncurrent amounts in the balance sheet. Instead, it requires all deferred tax assets and liabilities be classified as noncurrent. ASU 2015-17 is effective for the Company beginning in fiscal 2018. The Company elected to early adopt the ASU for the year ended December 31, 2016, using a prospective approach. Accordingly, all deferred taxes have been reported as noncurrent for 2016. Adoption of the standard did not have a material impact on the Company’s financial statements.

Components of the income tax expense for the years ended December 31, 2016 and 2015, are as follows:

	2016	2015

Current tax expense (benefit)	$947,931	$(390,039)
Deferred tax expense	1,810,000	1,910,000
	$2,757,931	$1,519,961

F-10

SNI Holdco Inc.

Notes to Consolidated Financial Statements

Note 5. Income Taxes (Continued)

The relationship of the actual tax expense to the reported pretax income differs from the federal statutory tax rate primarily due to state income taxes, permanent differences, and certain tax credits.

Management has evaluated the Company’s material tax positions and determined there were no uncertain tax positions that require adjustment to the financial statements. The Company does not currently anticipate significant changes in its uncertain tax positions over the next 12 months.

Note 6. Stockholders’ Equity

The Company has authorized 1,000 shares of Series A Preferred Stock, with a par value of $0.001 per share. There were no shares issued or outstanding as of December 31, 2016 or 2015.

Note 7. Employee Benefit Plan

The Company has a 401(k) plan covering all full-time employees meeting certain service requirements. Expense related to the plan was approximately $89,000 and $83,000 for the years ended December 31, 2016 and 2015, respectively.

Note 8. Management Incentive Plan

The Company has established a long-term management incentive plan (MIP) to provide certain key management employees incentive awards to benefit from the growth of the Company. The plan allows up to 100 units to be issued at the sole discretion of the Company's Board of Directors. As of December 31, 2016, a total of 55 units have been granted. Upon a sale of the Company, an incentive pool may be established based on a defined percentage of the net proceeds from the sale after debt, if net proceeds exceed $50 million. This incentive pool would be allocated to employees who hold the outstanding units on a pro-rata basis. The defined percentage pool is based on the level of net proceeds, beginning at a 2 percent pool for net proceeds at a $50 million level and increasing at defined amounts thereafter. Due to the contingent and discretionary nature of the plan, no expense or other effects of the plan have been recognized in the financial statements.

Note 9. Gain Contingency Settlement

In March 2016, the Company entered into a settlement and release agreement in connection with claims the Company made against certain parties related to a prior litigation matter. Under the agreement, the Company received a cash settlement of $2,250,000. Under GAAP, this matter is considered a “gain contingency” which is reported as a gain, net of related legal expense, in the 2016 income statement.

Note 10. Subsequent Event

As of March 2017, the Company and its shareholders were in active discussion and negotiation for the potential sale of the Company. No definitive agreements or commitments had been entered into by the Company.

F-11